EXHIBIT 23.2

Harry B. Sands, Lobosky & Co.
P.O. Box N-624
Nassau, The Bahamas

12 March 2004

Steiner Leisure Limited
Suite 104A
Saffrey Square
Nassau, The Bahamas

Ladies/Gentlemen:

Re: Form Annual Report on Form 10-K

We hereby consent to the use of our name in the Annual Report on Form 10-K of Steiner Leisure Limited for the year ended December 31, 2003, under the caption "Risk Factors - We are not a United States Company and as a Result, there are Special Risks."

Yours faithfully,

/s/ HARRY B. SANDS, LOBOSKY & COMPANY